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                              AMERICA ONLINE, INC.

                     Convertible Subordinated Notes Due 2019


                    -----------------------------------------

                          SUPPLEMENTAL INDENTURE NO. 2

                          Dated as of January 11, 2001

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                       STATE STREET BANK AND TRUST COMPANY

                                     TRUSTEE

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


                              America Online, Inc.

                     Convertible Subordinated Notes Due 2019

                          SUPPLEMENTAL INDENTURE NO. 2

         SUPPLEMENTAL INDENTURE No. 2 (this "Supplemental Indenture No. 2") dated as of January 11, 2001, among America Online, Inc., a Delaware corporation (the "Company"), AOL Time Warner Inc., a Delaware corporation ("AOL Time Warner"), Time Warner Inc., a Delaware corporation ("TWI" and collectively with AOL Time Warner, the "Guarantors"), Turner Broadcasting System, Inc. ("TBS"), Time Warner Companies, Inc. ("TWCI") and State Street Bank and Trust Company, a Massachusetts trust company, as trustee (the "Trustee").

         WHEREAS the Company has executed and delivered to the Trustee an Indenture dated as of December 6, 1999 (the "Base Indenture" and as supplemented by Supplemental Indenture No. 1 dated as of December 6, 1999 and as amended and supplemented by this Supplemental Indenture No. 2, the "Indenture"), providing for the issuance and sale by the Company from time to time of its debentures, notes or other evidences of indebtedness (the "Securities"), which term shall include any Securities issued under the Indenture after the date hereof;

         WHEREAS the Company proposes in and by this Supplemental Indenture No. 2 to supplement and amend the Indenture in certain respects as it applies to Securities issued thereunder;

         WHEREAS pursuant to a Second Amended and Restated Agreement and Plan of Merger, dated as of January 10, 2000, among AOL Time Warner, the Company, TWI, America Online Merger Sub Inc. and Time Warner Merger Sub Inc., the Company and TWI will each merge with and become wholly owned subsidiaries of AOL Time Warner (the "Mergers");

         WHEREAS Section 8.1 of the Base Indenture permits the Company and the Trustee, at any time and from time to time, to enter into indentures supplemental to the Base Indenture, in form reasonably satisfactory to the Trustee, for the purpose of adding guarantees with respect to any or all of the Securities;

         WHEREAS Section 5.1 of Supplemental Indenture No. 1 permits the Company and the Trustee to amend Supplemental Indenture No. 1 to comply with Section
7.14 thereof;

         WHEREAS each of AOL Time Warner and TWI desire to unconditionally and irrevocably guarantee, on a subordinated basis, the full and punctual payment of principal of an interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture (including obligations to the Trustee) and the Securities, and the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and the Securities (the "AOL Time Warner Guarantee" and the "TWI Guarantee," respectively);

         WHEREAS AOL Time Warner desires to execute and deliver this Supplemental Indenture No. 2 in accordance with Article 7 of Supplemental Indenture No. 1, pursuant to which the Company issued Convertible Subordinated Notes due 2019 (the "Notes"), to provide, among other things, that common


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

stock of AOL Time Warner shall be deliverable upon conversion of the Notes and may be deliverable upon redemption of the Notes; and

         WHEREAS AOL Time Warner further desires to unconditionally and irrevocably guarantee, on a subordinated basis, all monetary obligations of TWI under the TWI Guarantee (including obligations to the Trustee) and the full and punctual performance within applicable grace periods of all other obligations of TWI under the TWI Guarantee and the Securities (the "Additional AOL Time Warner Guarantee", and together with the AOL Time Warner Guarantee, the "AOL Time Warner Guarantees") and to extend to the Holders of Securities certain rights and privileges in connection with the AOL Time Warner Guarantees;

         WHEREAS each of TBS and TWCI desire to unconditionally and irrevocably guarantee, on a subordinated basis, all monetary obligations of TWI under the TWI Guarantee (including obligations to the Trustee) and the full and punctual performance within applicable grace periods of all other obligations of TWI under the TWI Guarantee and the Securities (the "Supplemental TBS Guarantee" and the "Supplemental TWCI Guarantee," respectively) and to extend to the Holders of Securities certain rights and privileges in connection with the Supplemental TBS Guarantee and the Supplemental TWCI Guarantee, as applicable;

          WHEREAS the Company, the Guarantors, TBS and TWCI have requested that the Trustee execute and deliver this Supplemental Indenture No. 2 and all requirements necessary to make this Supplemental Indenture No. 2 a valid instrument in accordance with its terms and to make the guarantees provided for herein the valid obligation of the Guarantors, TBS and TWCI, and the execution and delivery of this Supplemental Indenture No. 2 has been duly authorized in all respects.

         NOW THEREFORE, the Company, the Guarantors, TBS, TWCI and the Trustee hereby agree that the following Sections of this Supplemental Indenture No. 2 supplement the Base Indenture and Supplemental Indenture No. 1, as applicable, with respect to Securities issued thereunder:

         SECTION 1. Definitions.

                  (a) Capitalized terms used herein and not defined herein have the meanings ascribed to such terms in the Base Indenture and Supplemental Indenture No. 1.

                  (b) For purposes of this Supplemental Indenture No. 2 only, the term "Officers' Certificate" when used expressly with respect to an "Officers' Certificate" of AOL Time Warner means a certificate signed by the Chairman of the Board, President, any Executive Vice President or any Senior Vice President of AOL Time Warner, signing alone, or by any Vice President of AOL Time Warner signing together with the Corporate Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of AOL Time Warner.

                  (c) For purposes of this Supplemental Indenture No. 2 only, the term "Subsidiary" when used with respect to a "Subsidiary" of AOL Time Warner, TWI, TBS or TWCI means any Person of which such entity at the time owns or controls, directly or indirectly, more than 50% of the shares of outstanding stock or other equity interests having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees, as the case may be, of such Person (irrespective of whether or not at the time stock of any other class or classes or other equity interests of such Person shall have or might have voting power by reason of the happening of any contingency.)


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

                   (d) Article One, Section 1.1, of the Indenture is hereby supplemented to amend the following definitions to read in their entirety as follows:

                  "Board" or "Board of Directors" means the Board of Directors of the Company or of AOL Time Warner, as applicable, or the applicable Executive Committee or any duly authorized committee thereof.

                  "Board Resolution" means a copy of one or more resolutions of the Board of Directors, certified by the Corporate Secretary or an Assistant Secretary of the Company or AOL Time Warner, as applicable, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of the certificate, and delivered to the Trustee.

                  (e) Article One, Section 1.2, of Supplemental Indenture No. 1 is hereby supplemented to amend the following definition to read in its entirety as follows:

                   "Common Stock" means the common stock, par value $.01 per share, of AOL Time Warner Inc. as it exists on the date of this Supplemental Indenture or any other shares of AOL Time Warner Inc. into which the Common Stock shall be reclassified or changed.

                  (f) Article One, Section 1.2, of Supplemental Indenture No. 1 is hereby supplemented to add the following definitions:

                  "AOL Time Warner Senior Indebtedness" means all indebtedness or obligations of AOL Time Warner, whether outstanding at the date of execution of this Supplemental Indenture No. 2 or thereafter incurred, assumed, guaranteed or otherwise created, unless the terms of the instrument or instruments by which AOL Time Warner incurred, assumed, guaranteed or otherwise created any such indebtedness or obligations expressly provide that such obligations or obligations is subordinated to all other indebtedness of AOL Time Warner or that such indebtedness is not superior or is subordinated in right of payment to the Securities, with respect to any of the following (including, without limitation, interest accruing on or after a bankruptcy or other similar event, whether or not an allowed claim therein): (a) any indebtedness incurred by AOL Time Warner or assumed or guaranteed, directly or indirectly, by AOL Time Warner (i) for money borrowed, (ii) in connection with the acquisition of any business, property or other assets (other than trade payables incurred in the ordinary course of business) or (iii) for advances or progress payments in connection with the construction or acquisition of any building, motion picture, television production or other entertainment of any kind; (b) any obligation of AOL Time Warner (or of a Subsidiary of AOL Time Warner which is guaranteed by AOL Time Warner) as lessee under a lease of real or personal property; (c) any obligation of AOL Time Warner to purchase property at a future date in connection with a financing by AOL Time Warner or a Subsidiary thereof; (d) letters of credit; (e) currency swaps and interest rate hedges; and (f) a deferral, renewal, extension or refunding of any of the foregoing.

                  "AOL Time Warner Senior Indebtedness Representative" means any Person whom AOL Time Warner has, by written notice to the Trustee, identified as the indenture trustee or other trustee, agent or representative for an issue of AOL Time Warner Senior Indebtedness.

                  "TBS Senior Indebtedness" means all indebtedness or obligations of TBS, whether outstanding at the date of execution of this Supplemental Indenture No. 2 or thereafter incurred, assumed, guaranteed or otherwise created, unless the terms of the instrument or instruments by which TBS incurred, assumed, guaranteed or otherwise created any such indebtedness or obligations expressly provide that such obligations or obligations is subordinated to all other indebtedness of TBS or that such indebtedness is not superior or is subordinated in right of payment to the Securities, with respect to any of the following (including, without limitation, interest accruing on or after a bankruptcy or other similar event, whether or not an allowed claim therein): (a) any indebtedness incurred by TBS or assumed or guaranteed, directly or indirectly, by TBS (i) for money borrowed, (ii) in connection with the acquisition of any business, property or other assets (other than trade payables incurred in the ordinary course of business) or (iii) for advances or progress payments in connection with the construction or acquisition of any building, motion picture, television production or other entertainment of any kind; (b) any obligation of TBS (or of a Subsidiary of TBS which is guaranteed by TBS) as lessee under a lease of real or personal property; (c) any obligation of TBS to purchase property at a future date in connection with a financing by TBS or a Subsidiary thereof; (d) letters of credit; (e) currency swaps and interest rate hedges; and (f) a deferral, renewal, extension or refunding of any of the foregoing.

                  "TBS Senior Indebtedness Representative" means any Person whom TBS has, by written notice to the Trustee, identified as the indenture trustee or other trustee, agent or representative for an issue of TBS Senior Indebtedness.

                  "TWI Senior Indebtedness" means all indebtedness or obligations of TWI, whether outstanding at the date of execution of this Supplemental Indenture No. 2 or thereafter incurred, assumed, guaranteed or otherwise created, unless the terms of the instrument or instruments by which TWI incurred, assumed, guaranteed or otherwise created any such indebtedness or obligations expressly provide that such obligations or obligations is subordinated to all other indebtedness of TWI or that such indebtedness is not superior or is subordinated in right of payment to the Securities, with respect to any of the following (including, without limitation, interest accruing on or after a bankruptcy or other similar event, whether or not an allowed claim therein): (a) any indebtedness incurred by TWI or assumed or guaranteed, directly or indirectly, by TWI (i) for money borrowed, (ii) in connection with the acquisition of any business, property or other assets (other than trade payables incurred in the ordinary course of business) or
  (iii) for advances or progress payments in connection with the construction or acquisition of any building, motion picture, television production or other entertainment of any kind; (b) any obligation of TWI (or of a Subsidiary of TWI which is guaranteed by TWI) as lessee under a lease of real or personal property; (c) any obligation of TWI to purchase property at a future date in connection with a financing by TWI or a Subsidiary thereof; (d) letters of credit; (e) currency swaps and interest rate hedges; and (f) a deferral, renewal, extension or refunding of any of the foregoing.

                  "TWI Senior Indebtedness Representative" means any Person whom TWI has, by written notice to the Trustee, identified as the indenture trustee or other trustee, agent or representative for an issue of TWI Senior Indebtedness.

                  "TWCI Senior Indebtedness" means all indebtedness or obligations of TWCI, whether outstanding at the date of execution of this Supplemental Indenture No. 2 or thereafter incurred, assumed, guaranteed or otherwise created, unless the terms of the instrument or instruments by which TWCI incurred, assumed, guaranteed or otherwise created any such indebtedness or obligations expressly provide that such obligations or obligations is subordinated to all other indebtedness of TWCI or that such indebtedness is not superior or is subordinated in right of payment to the Securities, with respect to any of the following (including, without limitation, interest accruing on or after a bankruptcy or other similar event, whether or not an allowed claim therein):
(a) any indebtedness incurred by TWCI or assumed or guaranteed, directly or indirectly, by TWCI (i) for money borrowed, (ii) in connection with the acquisition of any business, property or other assets (other than trade payables incurred in the ordinary course of business) or (iii) for advances or progress payments in connection with the construction or acquisition of any building, motion picture, television production or other entertainment of any kind; (b) any obligation of TWCI (or of a Subsidiary of TWCI which is guaranteed by TWCI) as lessee under a lease of real or personal property; (c) any obligation of TWCI to purchase property at a future date in connection with a financing by TWCI or a Subsidiary thereof; (d) letters of credit; (e) currency swaps and interest rate hedges; and (f) a deferral, renewal, extension or refunding of any of the foregoing.

                  "TWCI Senior Indebtedness Representative" means any Person whom TWCI has, by written notice to the Trustee, identified as the indenture trustee or other trustee, agent or representative for an issue of TWCI Senior Indebtedness.

         SECTION 2. The AOL Time Warner Guarantee. (a) AOL Time Warner irrevocably and unconditionally guarantees, to each Holder of Securities (including each Holder of Securities issued under the Base Indenture after the date of this Supplemental Indenture No. 2) and to the Trustee and its successors and assigns, on a subordinated basis as set forth herein, (i) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Base Indenture (including obligations to the Trustee) and the Securities and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Base Indenture and the Securities. AOL Time Warner further agrees that its obligations hereunder shall be unconditional irrespective of the absence or existence of any action to enforce the same, the recovery of any judgment against the Company, AOL Time Warner, TWI, TWCI or TBS (except to the extent such judgment is paid) or any waiver or amendment of the provisions of the Indenture or the Securities to the extent that any such action or any similar action would otherwise constitute a legal or equitable discharge or defense of a guarantor (except that such waiver or amendment shall be effective in accordance with its terms.)

                  (b) AOL Time Warner further agrees that the AOL Time Warner Guarantee constitutes a guarantee of payment, performance and compliance and not merely of collection.

                  (c) AOL Time Warner further agrees to waive presentment to, demand of payment from and protest to the Company of any of the AOL Time Warner Guarantee, the Additional Time Warner Guarantee, the TWI Guarantee, the Supplemental TBS Guarantee and the Supplemental TWCI Guarantee, and also waives diligence, notice of acceptance of the AOL Time Warner Guarantee, presentment, demand for payment, notice of protest for nonpayment, the filing of claims with a court in the event of merger or bankruptcy of the Company or any successor thereto and any right to require a proceeding first against the Company, any successor thereto or any other Person. The obligations of AOL Time Warner shall not be affected by any failure or policy on the part of the Trustee to exercise any right or remedy under the Indenture or the Securities of any series.

                  (d) The obligation of AOL Time Warner to make any payment hereunder may be satisfied by causing the Company to make such payment. If any Holder of any Security or the Trustee is required by any court or otherwise to return to the Company, AOL Time Warner, TWI, TBS or TWCI any amount paid by any of them to the Trustee or such Holder, the AOL Time Warner Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

                  (e) AOL Time Warner also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder of Securities in enforcing any of their respective rights under the AOL Time Warner Guarantee.

                  (f) Any term or provision of this Supplemental Indenture No. 2 to the contrary notwithstanding, the maximum aggregate amount of the AOL Time Warner Guarantee shall not exceed the maximum amount that can be hereby guaranteed without rendering this Supplemental Indenture No. 2, as it relates to AOL Time Warner, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

         SECTION 3. The TWI Guarantee. (a) TWI irrevocably and unconditionally guarantees, to each Holder of Securities (including each Holder of Securities issued under the Base Indenture after the date of this Supplemental Indenture No. 2) and to the Trustee and its successors and assigns, on a subordinated basis as set forth herein, (i) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Base Indenture (including obligations to the Trustee) and the Securities and
(ii) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Base Indenture and the Securities. TWI further agrees that its obligations hereunder shall be unconditional irrespective of the absence or existence of any action to enforce the same, the recovery of any judgment against the Company, AOL Time Warner, TWI, TWCI or TBS (except to the extent such judgment is paid) or any waiver or amendment of the provisions of the Indenture or the Securities to the extent that any such action or any similar action would otherwise constitute a legal or equitable discharge or defense of a guarantor (except that such waiver or amendment shall be effective in accordance with its terms.)

                  (b) TWI further agrees that the TWI Guarantee constitutes a guarantee of payment, performance and compliance and not merely of collection.

                  (c) TWI further agrees to waive presentment to, demand of payment from and protest to the Company of any of the AOL Time Warner Guarantee, the Additional Time Warner Guarantee, the TWI Guarantee, the Supplemental TBS Guarantee and the Supplemental TWCI Guarantee, and also waives diligence, notice of acceptance of the TWI Guarantee, presentment, demand for payment, notice of protest for nonpayment, the filing of claims with a court in the event of merger or bankruptcy of the Company or any successor thereto and any right to require a proceeding first against the Company, any successor thereto or any other Person. The obligations of TWI shall not be affected by any failure or policy on the part of the Trustee to exercise any right or remedy under the Indenture or the Securities of any series.

                  (d) The obligation of TWI to make any payment hereunder may be satisfied by causing the Company to make such payment. If any Holder of any Security or the Trustee is required by any court or otherwise to return to the Company, AOL Time Warner, TWI, TBS or TWCI any amount paid by any of them to the Trustee or such Holder, the TWI Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

                   (e) TWI also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder of Securities in enforcing any of their respective rights under the TWI Guarantee.

                   (f) Any term or provision of this Supplemental Indenture No. 2 to the contrary notwithstanding, the maximum aggregate amount of the TWI Guarantee shall not exceed the maximum amount that can be hereby guaranteed without rendering this Supplemental Indenture No. 2, as it relates to TWI, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

         SECTION 4. The Additional AOL Time Warner Guarantee. (a) AOL Time Warner irrevocably and unconditionally guarantees, to each Holder of Securities (including each Holder of Securities issued under the Base Indenture after the date of this Supplemental Indenture No. 2) and to the Trustee and its successors and assigns, on a subordinated basis as set forth herein, the full and punctual payment of all monetary obligations of TWI under the TWI Guarantee (including obligations to the Trustee) and (ii) the full and punctual performance within applicable grace periods of all other obligations of TWI under the TWI Guarantee. AOL Time Warner further agrees that its obligations hereunder shall be unconditional irrespective of the absence or existence of any action to enforce the same, the recovery of any judgment against the Company, AOL Time Warner, TWI, TWCI or TBS (except to the extent such judgment is paid) or any waiver or amendment of the provisions of the Indenture or the Securities to the extent that any such action or any similar action would otherwise constitute a legal or equitable discharge or defense of a guarantor (except that such waiver or amendment shall be effective in accordance with its terms.)

                  (b) AOL Time Warner further agrees that the Additional AOL Time Warner Guarantee constitutes a guarantee of payment, performance and compliance and not merely of collection.

                  (c) AOL Time Warner further agrees to waive presentment to, demand of payment from and protest to the Company of any of the AOL Time Warner Guarantee, the Additional Time Warner Guarantee, the TWI Guarantee, the Supplemental TBS Guarantee and the Supplemental TWCI Guarantee, and also waives diligence, notice of acceptance of the Additional AOL Time Warner Guarantee, presentment, demand for payment, notice of protest for nonpayment, the filing of claims with a court in the event of merger or bankruptcy of the Company or any successor thereto and any right to require a proceeding first against the Company, any successor thereto or any other Person. The obligations of AOL Time Warner shall not be affected by any failure or policy on the part of the Trustee to exercise any right or remedy under the Indenture or the Securities of any series.

                   (d) The obligation of AOL Time Warner to make any payment hereunder may be satisfied by causing the Company or TWI to make such payment. If any Holder of any Security or the Trustee is required by any court or otherwise to return to the Company, AOL Time Warner, TWI, TBS or TWCI any amount paid by any of them to the Trustee or such Holder, the Additional AOL Time Warner Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

                  (e) AOL Time Warner also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder of Securities in enforcing any of their respective rights under the Additional AOL Time Warner Guarantee.

                  (f) Any term or provision of this Supplemental Indenture No. 2 to the contrary notwithstanding, the maximum aggregate amount of the Additional AOL Time Warner Guarantee shall not exceed the maximum amount that can be hereby guaranteed without rendering this Supplemental Indenture No. 2, as it relates to AOL Time Warner, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

         SECTION 5. The Supplemental TBS Guarantee. (a) TBS irrevocably and unconditionally guarantees, to each Holder of Securities (including each Holder of Securities issued under the Base Indenture after the date of this Supplemental Indenture No. 2) and to the Trustee and its successors and assigns, on a subordinated basis as set forth herein, the full and punctual payment of all monetary obligations of TWI under the TWI Guarantee (including obligations to the Trustee) and (ii) the full and punctual performance within applicable grace periods of all other obligations of TWI under the TWI Guarantee. TBS further agrees that its obligations hereunder shall be unconditional irrespective of the absence or existence of any action to enforce the same, the recovery of any judgment against the Company, AOL Time Warner, TWI, TWCI or TBS (except to the extent such judgment is paid) or any waiver or amendment of the provisions of the Indenture or the Securities to the extent that any such action or any similar action would otherwise constitute a legal or equitable discharge or defense of a guarantor (except that such waiver or amendment shall be effective in accordance with its terms.)

                  (b) TBS further agrees that the Supplemental TBS Guarantee constitutes a guarantee of payment, performance and compliance and not merely of collection.

                  (c) TBS further agrees to waive presentment to, demand of payment from and protest to the Company of any of the AOL Time Warner Guarantee, the Additional Time Warner Guarantee, the TWI Guarantee, the Supplemental TBS Guarantee and the Supplemental TWCI Guarantee, and also waives diligence, notice of acceptance of the Supplemental TBS Guarantee, presentment, demand for payment, notice of protest for nonpayment, the filing of claims with a court in the event of merger or bankruptcy of the Company or any successor thereto and any right to require a proceeding first against the Company, any successor thereto or any other Person. The obligations of TBS shall not be affected by any failure or policy on the part of the Trustee to exercise any right or remedy under the Indenture or the Securities of any series.

                   (d) The obligation of TBS to make any payment hereunder may be satisfied by causing the Company or TWI to make such payment.

                  (e) TBS also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder of Securities in enforcing any of their respective rights under the Supplemental TBS Guarantee. If any Holder of any Security or the Trustee is required by any court or otherwise to return to the Company, AOL Time Warner, TWI, TBS or TWCI any amount paid by any of them to the Trustee or such Holder, the Supplemental TBS Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

                  (f) Any term or provision of this Supplemental Indenture No. 2 to the contrary notwithstanding, the maximum aggregate amount of the Supplemental TBS Guarantee shall not exceed the maximum amount that can be hereby guaranteed without rendering this Supplemental Indenture No. 2, as it relates to TBS, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

         SECTION 6. The Supplemental TWCI Guarantee. (a) TWCI irrevocably and unconditionally guarantees, to each Holder of Securities (including each Holder of Securities issued under the Base Indenture after the date of this Supplemental Indenture No. 2) and to the Trustee and its successors and assigns, on a subordinated basis as set forth herein, the full and punctual payment of all monetary obligations of TWI under the TWI Guarantee (including obligations to the Trustee) and (ii) the full and punctual performance within applicable grace periods of all other obligations of TWI under the TWI Guarantee. TWCI further agrees that its obligations hereunder shall be unconditional irrespective of the absence or existence of any action to enforce the same, the recovery of any judgment against the Company, AOL Time Warner, TWI, TWCI or TBS (except to the extent such judgment is paid) or any waiver or amendment of the provisions of the Indenture or the Securities to the extent that any such action or any similar action would otherwise constitute a legal or equitable discharge or defense of a guarantor (except that such waiver or amendment shall be effective in accordance with its terms.)

                  (b) TWCI further agrees that the Supplemental TWCI Guarantee constitutes a guarantee of payment, performance and compliance and not merely of collection.

                  (c) TWCI further agrees to waive presentment to, demand of payment from and protest to the Company of any of the AOL Time Warner Guarantee, the Additional Time Warner Guarantee, the TWI Guarantee, the Supplemental TBS Guarantee and the Supplemental TWCI Guarantee, and also waives diligence, notice of acceptance of the Supplemental TWCI Guarantee, presentment, demand for payment, notice of protest for nonpayment, the filing of claims with a court in the event of merger or bankruptcy of the Company or any successor thereto and any right to require a proceeding first against the Company, any successor thereto or any other Person. The obligations of TWCI shall not be affected by any failure or policy on the part of the Trustee to exercise any right or remedy under the Indenture or the Securities of any series.

                  (d) The obligation of TWCI to make any payment hereunder may be satisfied by causing the Company or TWI to make such payment. If any Holder of any Security or the Trustee is required by any court or otherwise to return to the Company, AOL Time Warner, TWI, TBS or TWCI any amount paid by any of them to the Trustee or such Holder, the Supplemental TWCI Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

                  (e) TWCI also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder of Securities in enforcing any of their respective rights under the Supplemental TWCI Guarantee.

                  (f) Any term or provision of this Supplemental Indenture No. 2 to the contrary notwithstanding, the maximum aggregate amount of the Supplemental TWCI Guarantee shall not exceed the maximum amount that can be hereby guaranteed without rendering this Supplemental Indenture No. 2, as it relates to TWCI, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

         SECTION 7. Covenant of AOL Time Warner. AOL Time Warner hereby covenants and agrees to undertake and perform such duties as are specifically set forth in this Indenture to be undertaken by AOL Time Warner and otherwise agrees to comply with all covenants applicable to it under the Indenture.

         SECTION 8. Amendments to Base Indenture

                  (a) Amendment of Defeasance and Discharge. Section 4.4 of
Article IV of the Base Indenture is hereby supplemented and amended by adding the following sentence at the end of said Section 4.4:

                           "If the Company, at its option, with respect to a
                  series of Securities to which the provisions of Article IV apply, satisfies the applicable conditions of Section 4.6 of the Base Indenture, then, in the event the Company satisfies the conditions to a defeasance and elects to have Section 4.4 apply, each of AOL Time Warner, TWI, TBS and TWCI shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the AOL Time Warner Guarantees, the TWI Guarantee, the Supplemental TBS Guarantee and the Supplemental TWCI Guarantee, respectively, of the Securities of such Series and to have satisfied all the obligations under this Indenture relating to the Securities of such series and each of AOL Time Warner, TWI, TBS and TWCI shall cease to be under any obligation to comply with any term, provision or condition set forth in Article 7 (and any other covenants applicable to such Securities that are determined pursuant to Section 3.1 to be subject to this provision), and clause (3) (ii), (4)(ii) and 5(ii) of Section
                  5.1 (and any other Events of Default applicable to such series of Securities that are determined pursuant to Section 3.1 to be subject to this provision) shall be deemed not to be an Event of Default with respect to such series of Securities at any time thereafter."

                  (b) Amendment Of Covenant Defeasance. Section 4.5 of Article IV of the Base Indenture is hereby supplemented and amended by adding the following sentence at the end of said Section 4.5:

                           "If the Company, at its option, with respect to a
                  series of Securities to which Article IV applies, satisfies the applicable conditions of Section 4.6 of the Base Indenture, then each of AOL Time Warner, TWI, TBS and TWCI shall cease to be under any obligation to comply with any term, provision or condition set forth in Article 7 (and any other covenants applicable to such Securities that are determined pursuant to Section 3.1 to be subject to this provision), and clause (3)(ii), 4(ii) or 5(ii) of Section 5.1 (and any other Events of Default applicable to such series of Securities that are determined pursuant to Section 3.1 to be subject to this provision) shall be deemed not to be an Event of Default with respect to such series of Securities at any time thereafter."

                  (c) Amendments to the Events of Default and Remedies. (A) Clause (3) of Section 5.1 of Article V of the Base Indenture is hereby amended by redesignating clause (3) as clause (3) (i) and by adding thereto at the end thereof the following:

                           "; or (ii) AOL Time Warner, TWI, TBS or TWCI defaults
                  in the performance of, or breaches, any covenant or warranty of AOL Time Warner, TWI, TBS or TWCI, as applicable in this Indenture in respect of the Securities of such series (other than a covenant or warranty a default in whose performance or whose breach of which is elsewhere in this Section specifically dealt with), and such default or breach continues for a period of 90 days after there has been given, by registered or certified mail, to AOL Time Warner, TWI, TBS or TWCI, as applicable by the Trustee or to AOL Time Warner, TWI, TBS or TWCI, as applicable and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of such series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder ;".

                  (B) Clause (4) of Section 5.1 of Article V of the Base Indenture is hereby amended by redesignating clause (4) as clause (4) (i) and by adding thereto at the end thereof the following:

                           "; or (ii) the consent by AOL Time Warner, TWI, TBS
                  or TWCI to the institution of bankruptcy or insolvency proceedings against it, or the filing by any such entity of a petition or answer or consent seeking reorganization or relief under any Bankruptcy Law, or the consent by any such entity to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of AOL Time Warner, TWI, TBS or TWCI or of any substantial part of its property, or the making by any such entity of an assignment for the benefit of creditors, or the admission by any such entity in writing of its inability to pay its debts generally as they become due, or the taking of any corporate action by AOL Time Warner, TWI, TBS or TWCI in furtherance of any such action;".

                           (C) Clause (5) of Section 5.1 of Article V of the
Base Indenture is hereby amended by redesignating clause (5) as clause (5) (i) and by adding thereto at the end thereof the following:

                           "; or (ii) the entry of an order for relief against
                  AOL Time Warner, TWI, TBS or TWCI under any Bankruptcy Law by a court having jurisdiction in the premises or a decree or order by a court having jurisdiction in the premises adjudging AOL Time Warner, TWI, TBS or TWCI bankrupt or insolvent under any Bankruptcy Law, or the entry of a decree or order approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of AOL Time Warner, TWI, TBS or TWCI under any Bankruptcy Law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of AOL Time Warner, TWI, TBS or TWCI or of any substantial part of any such entity's property, or ordering the winding up or liquidation of any such entity's affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days".

                  (d) Amendments to Article VII. (A) Article VII of the Indenture is hereby supplemented and amended to read in its entirely as follows:


                  "Section 7.1. Consolidation, Merger, Conveyance or Transfer on Certain Terms. Each of the Company, AOL Time Warner, TWI, TBS and TWCI may consolidate with or into any other Person or sell, convey, transfer or otherwise dispose of all of substantially all of its assets to any Person if:

                  (i) in the case of the Company, (A) (1) in the case of a merger or consolidation, the Company is the surviving corporation or (2) in the case of a merger or consolidation where the Company is not the surviving corporation and in the case of any sale, conveyance, transfer or other disposition, the resulting, surviving or transferee Person is organized and existing under the laws of the United States or a State thereof and such Person expressly assumes by supplemental indenture all the obligations of the Company under the Securities and any coupons appertaining thereto and under this Indenture, (B) immediately thereafter giving effect to such merger or consolidation, or such sale, conveyance, transfer or other disposition, no Default or Event of Default shall have occurred and be continuing and (C) the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that such merger, consolidation, sale, conveyance, transfer or other disposition complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with. In the event of the assumption by a successor Person of the obligations of the Company as provided in clause
                  (i)(A)(2) of the immediately preceding sentence, such successor Person shall succeed to and be substituted for the Company hereunder and under the Securities and any coupons appertaining thereto and all such obligations of the Company shall terminate; and

                  (ii) in the case of AOL Time Warner, TWI, TBS or TWCI, as applicable (A) (1) in the case of a merger or consolidation, AOL Time Warner, TWI, TBS or TWCI, as applicable, is the surviving corporation or (2) in the case of a merger or consolidation where AOL Time Warner, TWI, TBS or TWCI, as applicable, is not the surviving corporation and in the case of any sale, conveyance, transfer or other disposition, the resulting, surviving or transferee Person is organized and existing under the laws of the United States or a State thereof and such Person expressly assumes by supplemental indenture all the obligations of AOL Time Warner, TWI, TBS or TWCI, as applicable, under the Securities and any coupons appertaining thereto and under this Indenture, (B) immediately thereafter giving effect to such merger or consolidation, or such sale, conveyance, transfer or other disposition, no Default or Event of Default shall have occurred and be continuing and (C) AOL Time Warner, TWI, TBS or TWCI, as applicable, shall have delivered to the Trustee an Officer's Certificate and an Opinion of

                  Counsel each stating that such merger, consolidation, sale, conveyance, transfer or other disposition complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with. In the event of the assumption by a successor Person of the obligations of AOL Time Warner, TWI, TBS or TWCI, as applicable, as provided in clause (ii)(A)(2) of the immediately preceding sentence, such successor Person shall succeed to and be substituted for the AOL Time Warner, TWI, TBS or TWCI, as applicable, hereunder and under the Securities and any coupons appertaining thereto and all such obligations of AOL Time Warner, TWI, TBS or TWCI, as applicable, shall terminate."

                  (e) Supplemental Indentures. Clauses (1) and (2) of Section
8.1 of Article VIII of the Base Indenture are supplemented and amended to read in their entirety as follows:

                  "(1) to evidence the succession of another Person to the Company, AOL Time Warner, TWI, TBS or TWCI, and the assumption by any such successor of the respective covenants of the Company, AOL Time Warner, TWI, TBS or TWCI herein and in the Securities contained; or

                  (2) to add to the covenants of the Company, AOL Time Warner, TWI, TBS or TWCI for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to comply with any requirement of the Commission or otherwise in connection with the qualification of this Indenture under the Trust Indenture Act or otherwise; or"

         SECTION 9. Amendments to the Supplemental Indenture No. 1. (a) Paragraph (d)(iv) of Section 3.7 of Article 3 of the Supplemental Indenture No. 1 is hereby amended to read in its entirety as follows:

                  "(iv) the receipt by the Trustee of an Officers' Certificate (which in the case of item (B) below may be an Officer's Certificate of AOL Time Warner) and an Opinion of Counsel each stating that (A) the terms of the delivery of the Common Stock are in conformity with this Indenture and (B) the shares of Common Stock to be issued by AOL Time Warner in payment of the Purchase Price in respect of Notes have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Purchase Price in respect of the Notes, will be validly issued, fully paid and nonassessable and, to the best of such counsel's knowledge, free from preemptive rights, and, in the case of such Officers' Certificate, stating that conditions (i),
         (ii) and (iii) above and the condition set forth in the second succeeding sentence have been satisfied and, in the case of such Opinion of Counsel, stating that the conditions (ii) and (iii) above have been satisfied."

                  (b) paragraph (f) of 3.7 of Article 3 of Supplemental Indenture No.1 is hereby amended to read in its entirety as follows:

                           "(f) Covenants of the Guarantor. AOL Time Warner hereby warrants that all shares of Common Stock delivered upon purchase of the Notes shall be newly issued shares or treasury shares, shall be duly and validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

                           AOL Time Warner shall use its best efforts to list or cause to have quoted any shares of Common Stock to be issued to purchase Notes on each national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted."

                  (c) Article 7 of Supplemental Indenture No. 1 is hereby amended to read in its entirety as follows:

                                  "ARTICLE VII"

                                   Conversion

         Section 7.1. Conversion Privilege. A Holder of a Note may convert such
Note into Common Stock at any time during the period stated in paragraph 8 of the Notes. The number of shares of Common Stock issuable upon conversion of a Note per $1,000 of Principal Amount at Maturity thereof (the "Conversion Rate") shall be that set forth in paragraph 8 in the Notes as the same may have been adjusted (i) for events occurring prior to the effective time of the Mergers (the "Effective Time"), with respect to the common stock of the Company into which the Notes were convertible prior to such effective time as set forth in
Article VII prior to the effective date of Supplemental Indenture No. 2 and (ii) for events occurring after the Effective Time, with respect to the Common Stock as set forth herein.

         A Holder may convert a portion of the Principal Amount of a Note if the portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Note also apply to conversion of a portion of a Note.

         Section 7.2. Conversion Procedure. To convert a Note a Holder must satisfy the requirements in paragraph 8 of the Notes. The date on which the Holder satisfies all those requirements is the conversion date (the "Conversion Date"). As soon as practicable after the Conversion Date, the Company shall deliver to the Holder, through the Conversion Agent, a certificate for the number of full shares of Common Stock issuable upon the conversion and cash in lieu of any fractional share determined pursuant to Section 7.3; and shall certify to the Conversion Agent and the Trustee the amount of Notes (and related Holder) so converted, and shall certify that such conversion has been completed in compliance with the terms hereof. The person in whose name the certificate is registered shall be treated as a stockholder of record of AOL Time Warner on and after the Conversion Date; provided, however, that no surrender of a Note on any date when the stock transfer books of AOL Time Warner shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the date that such Note shall have been surrendered for conversion, as if the stock transfer books of AOL Time Warner had not been closed. Upon conversion of a Note, such person shall not longer be a Holder of such Note. Neither the Trustee nor Calculation Agent shall be under any duty or obligation to verify or recalculate the Company's determination of the number of shares of Common Stock issuable upon conversion (or cash amount payable in respect of fractional shares).

         No payment or adjustment will be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this
Article 7. On conversion of a Note, that portion of accrued Original Issue Discount (or interest if the Company has exercised its option provided in Section 6.1) attributable to the period from the Issue Date (or, if the Company has exercised the option provided for in Section 6.1, the later of (x) the date of such exercise and (y) the date on which interest was last paid) of the Note through the Conversion Date with respect to the converted Note shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Note being converted pursuant to the provisions hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for Original Issue Discount (or interest, if the Company has exercised its option provided for in Section 6.1) accrued through the Conversion Date, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the Note being converted pursuant to the provisions hereof.

         If the Holder converts more than one Note at the same time, the number of shares of Common Stock issuable upon the conversion shall be computed based on the Total Principal Amount at Maturity of the Notes converted.

         If the last day on which a Note may be converted is a Legal Holiday, the Note may be surrendered on the next succeeding day that is not a Legal Holiday.

         Upon surrender of a Note that is converted in part, the Company shall execute, and upon Company order the Trustee shall authenticate and deliver to the Holder, a new Note in an authorized denomination equal in Principal Amount at Maturity to the unconverted portion of the Note surrendered.

         Section 7.3. Fractional Shares. AOL Time Warner will not deliver a fractional share of Common Stock upon conversion of a Note. Instead, the Company will deliver cash for the current market value of the fractional share. The current market value of a fractional share shall be determined to the nearest 1/1,000th of a share by multiplying the Sale Price on the last trading day prior to the Conversion Date, of a full share by the fractional amount and rounding the product to the nearest whole cent.

         Section 7.4. Taxes on Conversion. If a Holder converts a Note, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulations.

         Section 7.5. AOL Time Warner to Provide Stock. AOL Time Warner shall, from time to time as may be necessary, reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Notes.

         All shares of Common Stock delivered upon conversion of the Notes shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

         AOL Time Warner will endeavor promptly to comply with all Federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Notes, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the Common Stock is then listed or quoted.

         Section 7.6. Adjustment for Change in Capital Stock. If, after the Effective Date, AOL Time Warner :

                  (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

                  (2) subdivides its outstanding shares of Common Stock into a greater number of shares;

                  (3) combines its outstanding shares of Common Stock into a smaller number of shares;

                  (4) pays a dividend or makes a distribution on its Common Stock in shares of its Capital Stock (other than Common Stock or rights, warrants or options for its Capital Stock); or

                  (5) issues by reclassification of its Common Stock any shares of its Capital Stock (other than rights, warrants or options for its Capital Stock),

then the conversion privilege and the Conversion Rate in effect immediately prior to such action shall be adjusted so that the Holder of a Note thereafter converted may receive the number of shares or other units of Capital Stock of AOL Time Warner which such Holder would have owned immediately following such action if such Holder had converted the Note immediately prior to such action.

         The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

         If after an adjustment a Holder of a Note upon conversion of such Note may receive shares of two or more classes or series of Capital Stock of AOL Time Warner , the Conversion Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of Capital Stock as is contemplated by this Article 7 with respect to the Common Stock, on terms comparable to those applicable to Common Stock in this Article 7.

         Section 7.7. Adjustment for Rights Issue. If after the Effective Time, AOL Time Warner distributes any rights, warrants or options to all holders of its Common Stock entitling them, for a period expiring within 60 days after the record date for such distribution, to purchase shares of Common Stock at a price per share less than the Sale Price as of the Time of Determination, the Conversion Rate shall be adjusted in accordance with the formula:

                    R' = R x                 (O + N)
                                  -------------
                                (O + (N x P)/M)

where:

         R'       =        the adjusted Conversion Rate.

         R        =        the current Conversion Rate.

         O        =        the number of shares of Common Stock outstanding on
                           the record date for the distribution to which this
                           Section 7.7 is being applied.

         N        =        the number of additional shares of Common Stock
                           offered pursuant to such distribution.

         P        =        the offering price per share of the additional
                           shares.

         M        =        the Average Sale Price, minus, in the case of (i) a
                           distribution to which Section 7.6(4) applies or (ii) a distribution to which Section 7.8 applies, for which, in each case, (x) the record date shall occur on or before the record date for the distribution to which this Section 7.7 applies and (y) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 7.7 applies, the fair market value
                           (on the record date for the distribution to which this Section 7.7 applies) of the:

                                    (1) Capital Stock of AOL Time Warner
                           distributed in respect of each share of Common Stock in such Section 7.6 (4) distribution; and

                                    (2) assets of AOL Time Warner or debt
                           securities or any rights, warrants or options to purchase securities of AOL Time Warner distributed in respect of each share of Common Stock in such Section
                           7.8 distribution.

          "Average Sale Price" means the average of the Sale Prices of the Common Stock for the shortest of:

          (i) 30 consecutive trading days ending on the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated,

          (ii) the period (x) commencing on the date next succeeding the first public announcement of (a) the issuance of rights, warrants or options or (b) the distribution, in each case, in respect of which the Average Sale Price is being calculated and (y) proceeding through the last full trading day prior to the

Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated (excluding days within such period, if any, which are not trading days), or

          (iii) the period, if any, (x) commencing on the date next succeeding the Ex-Dividend Time with respect to the next preceding (a) issuance of rights, warrants or options or (b) distribution, in each case, for which an adjustment is required by the provisions of Section 7.06(4), 7.07 or 7.08 and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated (excluding days within such period, if any, which are not trading days).

          In the event that the Ex-Dividend Time (or in the case of a subdivision, combination or reclassification, the effective date with respect thereto) with respect to a dividend, subdivision, combination or reclassification to which Section 7.6(1), (2), (3) or (5) applies occurs during the period applicable for calculating "Average Sale Price" pursuant to the definition in the preceding sentence, "Average Sale Price" shall be calculated for such period in a manner determined by the Board of Directors of AOL Time Warner to reflect the impact of such dividend, subdivision, combination or reclassification on the Sale Price of the Common Stock during such period.

          "Time of Determination" means the time and date of the earlier of (i) the determination of stockholders entitled to receive rights, warrants or options or a distribution, in each case, to which Section 7.7 or 7.8 applies and
(ii) the time (the "Ex-Dividend Time") immediately prior to the commencement of "ex-dividend" trading for such rights, warrants or options or distribution on the New York Stock Exchange or such other national or regional exchange or market on which the Common Stock is then listed or quoted.

          The Board of Directors of AOL Time Warner shall determine fair market values for the purposes of this Section 7.7.

         The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the rights, warrants or options to which this Section 7.7 applies. If all the shares of Common Stock subject to such rights, warrants or options have not been issued when such rights, warrants or options expire, then the Conversion Rate shall promptly be readjusted to the Conversion Rate which would then be in effect had the adjustment upon the issuance of such rights, warrants or options been made on the basis of the actual number of shares of Common Stock issued upon the exercise of such rights, warrants or options.

         No adjustment shall be made under this Section 7.7 if the application of the formula stated above in this Section 7.7 would result in a value of R' that is equal to or less than the value of R.

         Section 7.8. Adjustment for Other Distributions. If after the Effective Time AOL Time Warner distributes to all holders of its Common Stock any of its assets or debt securities or any rights, warrants or options to purchase securities of AOL Time Warner (including securities or cash, but excluding (x) distributions of Capital Stock referred to in Section 7.6 and distributions of rights, warrants or options referred to in Section 7.7 and (y) cash distributions by AOL Time Warner that are not Extraordinary Cash Dividends) the Conversion Rate shall be adjusted, subject to the provisions of the last paragraph of this Section 7.8, in accordance with the formula:

                                    R x M
                                   ------
                              R' =    M-F

where:

         R'    =    the adjusted Conversion Rate.

         R     =    the current Conversion Rate.

         M     =    the Average Sale Price, minus, in the case of a distribution to which Section 7.6 (4) applies for which (i) the record date shall occur on or before the record date for the distribution to which this Section 7.8 applies and (ii) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this
                    Section 7.8 applies, the fair market value (on the record date for the distribution to which this Section 7.8 applies) of any Capital Stock of AOL Time Warner distributed in respect of each share of Common Stock in such Section 7.6
                    (4) distribution.

         F     =    the fair market value (on the record date for the
                    distribution to which this Section 7.8 applies) of the assets, securities, rights, warrants or options to be distributed in respect of each share of Common Stock in the distribution to which this Section 7.8 is being applied
                    (including, in the case of cash dividends or other cash distributions giving rise to an adjustment, all such cash distributed concurrently).

         The Board of Directors of AOL Time Warner shall determine fair market values for the purpose of this Section 7.8.

         The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution to which this Section 7.8 applies.

                  The term "Extraordinary Cash Dividend" shall mean any distribution of cash with respect to the Common Stock (a) that is made upon a merger or consolidation or a sale or transfer of all or substantially all of the assets of AOL Time Warner or (b) the amount of which, together with (i) the aggregate amount of any other distributions to all holders of Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this Article 7 has been made and (ii) the aggregate of any cash plus the fair market value (as determined by the Board of Directors of AOL Time Warner, whose determination shall be conclusive and described in a resolution of the Board of Directors of AOL Time Warner filed with the Trustee) of consideration payable in respect of any tender offer by AOL Time Warner or any of its Subsidiaries for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this
         Article 7 has been made, exceeds 12.5% of the product of the Sale Price of the Common Stock on the date prior to the Ex-Dividend Time with respect to such distribution times the number of shares of Common Stock outstanding on such date. Upon the distribution of an Extraordinary Cash Dividend, an adjustment shall be made pursuant to this Article 7 for an amount equal to the sum of (x) the amount of such Extraordinary Cash Dividend and (y) any distribution described in clause (i) or (ii) of the preceding sentence for which no prior adjustment has been made.

In making the determinations required by items (i) and (ii) above, the amount of cash dividends paid on a per share basis shall be appropriately adjusted to reflect the occurrence during such period of any event described in this Article 7.

         In the event that, with respect to any distribution to which this
Section 7.8 would otherwise apply, "M-F" as defined in the above formula is less than $1.00 or "F" is equal to or greater than "M", then the adjustment provided by this Section 7.8 shall not be made and in lieu thereof the provisions of
Section 7.14 shall apply to such distribution.

         Section 7.9. When Adjustment May Be Deferred. No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

         All calculations under this Article 7 shall be made to the nearest cent or to the nearest 1/1,000th of a share, as the case may be.

         Section 7.10. When No Adjustment Required. No adjustment need be made for a transaction referred to in Section 7.6, 7.7, 7.8 or 7.14 if Holders of the Notes are to participate in the transaction on a basis and with notice that the Board of Directors of AOL Time Warner determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction. Such participation by Holders of the Notes may include participation upon conversion provided that an adjustment shall be made at such time as the Holders of the Notes are no longer entitled to participate. Without limiting the generality of the foregoing, Holders of the Notes shall be deemed to participate in a distribution of assets described in the first paragraph of
Section 7.8 (other than debt securities or rights, warrants or options to purchase securities of AOL Time Warner) on a fair and appropriate basis if AOL Time Warner enters into a supplemental indenture providing that the Holder of a Note may convert it into the kind and amount of securities, cash or other assets which such Holder would have received immediately after such distribution of assets if such Holder had converted the Note immediately before the effective date of the transaction and providing for adjustments in the event of changes in capital stock, rights issues or other distributions or dilutive events affecting such distributed assets analogous to those provided for in respect of the Common Stock in this Article 7 which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article 7 with such notice to Holders of the Notes of the basis upon which they will participate in the transaction as the Board of Directors of AOL Time Warner determines to be fair and appropriate.

         No adjustment need be made for right to purchase Common Stock pursuant to a AOL Time Warner plan for reinvestment of dividends or interest.

         No adjustment need be made for a change in the par value or no par value of the Common Stock.

         To the extent the Notes become convertible pursuant to this Article 7 into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

         Section 7.11. Notice of Adjustment. Whenever the Conversion Rate is adjusted, AOL Time Warner shall file with the Trustee and Holders of the Notes a notice of the adjustment. AOL Time Warner shall file with the Trustee and the Conversion Agent such notice and a certificate from AOL Time Warner's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

         Section 7.12. Voluntary Increase. The Company from time to time may increase the Conversion Rate by any amount for any period of time. Whenever the Conversion Rate is increased, the Company shall mail to Holders of the Notes and file with the Trustee and the Conversion Agent a notice of the increase. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it will be in effect.

         A voluntary increase of the Conversion Rate does not change or adjust the Conversion Rate otherwise in effect for purposes of Section 7.6, 7.7 or 7.8.

         Section 7.13. Notice of Certain Transactions. If:

                  (1) the Company or AOL Time Warner takes any action that would require an adjustment in the Conversion Rate pursuant to Section 7.6,
         7.7 or 7.8 (unless no adjustment is to occur pursuant to Section 7.10); or

                  (2) the Company or AOL Time Warner takes any action that would require a supplemental indenture pursuant to Section 7.14; or

                  (3) there is a liquidation or dissolution of the Company or AOL Time Warner;

then the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution. The Company shall file and mail the notice at least 15 days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

         Section 7.14. Reorganization of AOL Time Warner; Special Distributions. If AOL Time Warner is a party to a transaction described in Article VII of the Base Indenture (other than a sale of all or substantially all of the assets of AOL Time Warner in a transaction in which the holders of Common Stock immediately prior to such transaction do not receive securities, cash or other assets of AOL Time Warner or of any other person) or a merger or binding share exchange which reclassifies or changes its outstanding Common Stock, the person obligated to deliver securities, cash or other assets upon conversion of Notes shall enter into a supplemental indenture. If the issuer of securities deliverable upon conversion of Notes is an Affiliate of the successor to AOL Time Warner, that issuer shall join in the supplemental indenture.

         The supplemental indenture referred to above shall provide that the Holder of a Note may convert it into the kind and amount of securities, cash or other assets which such Holder would have received immediately after the consolidation, merger, binding share exchange or transfer if such Holder had converted the Note immediately before the effective date of the transaction, assuming (to the extent applicable) that such Holder (i) was not a constituent person or an Affiliate of a constituent person to such transaction; (ii) made no election with respect thereto; and (iii) was treated alike with the plurality of non-electing Holders. The supplemental indenture shall provide for adjustment which shall be as nearly equivalent as may be practical to the adjustments provided for in this
Article 7. The successor to AOL Time Warner shall mail to Holders a notice briefly describing the supplemental indenture.

         If this Section applies, neither Section 7.6 nor 7.7 applies.

         If AOL Time Warner makes a distribution to all holders of its Common Stock of any of its assets, or debt securities or any rights, warrants or options to purchase securities of AOL Time Warner that, but for the provisions of the last paragraph of Section 7.8, would otherwise result in an adjustment in the Conversion Rate pursuant to the provisions of Section 7.8, then, from and after the record date for determining the holders of Common Stock entitled to receive the distribution, a Holder of a Note that converts a Note in accordance with the provisions of this Indenture shall upon such conversion be entitled to receive, in addition to the shares of Common Stock into which the Note is convertible, the kind and amount of securities, cash or other assets comprising the distribution that such Holder would have received if such Holder had converted the Note immediately prior to the record date for determining the holders of Common Stock entitled to receive the distribution.

         Section 7.15. AOL Time Warner Determination Final. Any determination that AOL Time Warner or the Board of Directors of AOL Time Warner must make pursuant to this Section 7.3, 7.6, 7.7, 7.8, 7.9, 7.10, 7.14 or 7.17 is conclusive.

         Section 7.16. Trustee's Adjustment Disclaimer. The Trustee has no duty to determine when an adjustment under this Article 7 should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section 7.14 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes. The Trustee shall not be responsible for either the Company's or AOL Time Warner's failure to comply with this Article 7. Each Conversion Agent shall have the same protection under this Section 7.16 as the Trustee.

         Section 7.17. Simultaneous Adjustments. In the event that this Article 7 requires adjustments to the Conversion Rate under more than one of Section 7.6(4), 7.7 or 7.8, and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustment shall be made by applying, first, the provisions of Section 7.6, second, the provisions of Section 7.8 and, third, the provisions of Section 7.7.

         Section 7.18. Successive Adjustments. After an adjustment to the Conversion Rate under this Article 7, any subsequent event requiring an adjustment under this Article 7 shall cause an adjustment to the Conversion Rate as so adjusted.

         Section 7.19. Rights Issued in Respect of Common Stock Issued Upon Conversion. Each share of Common Stock issued upon conversion of Notes pursuant to this Article 7 shall be entitled to receive the appropriate number of common stock or preferred stock purchase rights, as the case may be (the "Rights"), if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any shareholder rights agreement adopted by the Company prior to the Effective Time and by AOL Time Warner after the Effective Time, as the same may be amended from time to time (in each case, a "Rights Agreement"). Provided that such Rights Agreement requires that each share of Common Stock issued upon conversion of Notes at any time prior to the distribution of separate certificates representing the Rights be entitled to receive such Rights, then, notwithstanding anything else to the contrary in this Article 7, there shall not be any adjustment to the conversion privilege or Conversion Right as a result of the issuance of Rights, the distribution of separate certificates representing the Rights, the exercise or redemption of such Rights in accordance with any such Rights Agreement, or the termination or invalidation of such Rights."

         SECTION 10. Conversion Rate. AOL Time Warner and the Company hereby represent that no adjustment to the Conversion Rate is required under Article 7 as a result of the Merger.

         SECTION 11. (a) Subordination of AOL Time Warner Guarantee. Except as may be otherwise expressly stated in an indenture supplemental to the Base Indenture with respect to the guarantee of any Senior Debt of the Company, the AOL Time Warner Guarantee is hereby expressly subordinated in right of payment, to the extent and in the manner provided in this Supplemental Indenture No. 2, to the prior payment in full in cash or cash equivalents of all AOL Time Warner Senior Indebtedness, and such subordination is for the benefit of the holders of AOL Time Warner Senior Indebtedness. Upon any payment or distribution of all or substantially all the assets of AOL Time Warner, whether voluntary or involuntary, or upon any reorganization, readjustment, arrangement or similar proceeding relating to AOL Time Warner or its property, whether or not AOL Time Warner is a party thereto and whether in bankruptcy, insolvency, receivership or similar proceedings, or upon any assignment by AOL Time Warner for the benefit of creditors or upon any other marshaling of the assets and liabilities of AOL Time Warner:

                  (i) all AOL Time Warner Senior Indebtedness shall first be paid in full in cash or cash equivalents, or provisions made for such payment by deposit thereof in trust with bank or banks (either theretofore acting as trustees under indentures pursuant to which AOL Time Warner Senior Indebtedness shall have been issued or duly appointed paying agents for the purpose), before any payment is made in respect of the AOL Time Warner Guarantee;

                  (ii) any payment in respect of the AOL Time Warner Guarantee to which the Holders of the Securities would be entitled except for the provisions of this Section shall be paid or delivered by AOL Time Warner or the liquidating trustee or agent or other Person making such payment, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly and ratably to the holders of AOL Time Warner Senior Indebtedness or the AOL Time Warner Senior Indebtedness Representatives (subject to any subordination of any class of AOL Time Warner Senior Indebtedness, by the provisions thereof, to any other class or classes of AOL Time Warner Senior Indebtedness), according to the aggregate amounts remaining unpaid on account of the principal of, and the premium, if any, and interest on, AOL Time Warner Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all AOL Time Warner Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such AOL Time Warner Senior Indebtedness; and

                  (iii) in the event that, notwithstanding the foregoing, any payment of any kind or character in respect of the AOL Time Warner Guarantee shall be received by the Trustee or the Holders of the Securities before all AOL Time Warner Senior Indebtedness is paid in full, or provision made as aforesaid for its payment, such payment shall be held in trust for the ratable benefit of and shall be ratably paid over or delivered to the holders of AOL Time Warner Senior Indebtedness remaining unpaid or unprovided for or the AOL Time Warner Senior Indebtedness Representatives, as provided in the foregoing clause (ii), for application to the payment of all principal of, and premium, if any, and interest on, such AOL Time Warner Senior Indebtedness remaining unpaid until all such AOL Time Warner Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such AOL Time Warner Senior Indebtedness.

         The provisions of this Section 11(a) and of Sections 12, 13, 14, 15 and 16 of this Supplemental Indenture No. 2 shall be inapplicable to the AOL Time Warner Guarantee to the extent it guarantees Senior Debt of the Company with respect to which an indenture supplemental to the Base Indenture expressly states that such provisions are inapplicable to such guarantee.

         (b) Subordination of TWI Guarantee. Except as may be otherwise expressly stated in an indenture supplemental to the Base Indenture with respect to the guarantee of any Senior Debt of the Company, the TWI Guarantee is hereby expressly subordinated in right of payment, to the extent and in the manner provided in this Supplemental Indenture No. 2, to the prior payment in full in cash or cash equivalents of all TWI Senior Indebtedness, and such subordination is for the benefit of the holders of TWI Senior Indebtedness. Upon any payment or distribution of all or substantially all the assets of TWI, whether voluntary or involuntary, or upon any reorganization, readjustment, arrangement or similar proceeding relating to TWI or its property, whether or not TWI is a party thereto and whether in bankruptcy, insolvency, receivership or similar proceedings, or upon any assignment by TWI for the benefit of creditors or upon any other marshaling of the assets and liabilities of TWI:

                  (i) all TWI Senior Indebtedness shall first be paid in full in cash or cash equivalents, or provisions made for such payment by deposit thereof in trust with bank or banks (either theretofore acting as trustees under indentures pursuant to which TWI Senior Indebtedness shall have been issued or duly appointed paying agents for the purpose), before any payment is made in respect of the TWI Guarantee;

                  (ii) any payment in respect of the TWI Guarantee to which the Holders of the Securities would be entitled except for the provisions of this Section shall be paid or delivered by TWI or the liquidating trustee or agent or other Person making such payment, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly and ratably to the holders of TWI Senior Indebtedness or the TWI Senior Indebtedness Representatives (subject to any subordination of any class of TWI Senior Indebtedness, by the provisions thereof, to any other class or classes of TWI Senior Indebtedness), according to the aggregate amounts remaining unpaid on account of the principal of, and the premium, if any, and interest on, TWI Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all TWI Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such TWI Senior Indebtedness; and

                  (iii) in the event that, notwithstanding the foregoing, any payment of any kind or character in respect of the TWI Guarantee shall be received by the Trustee or the Holders of the Securities before all TWI Senior Indebtedness is paid in full, or provision made as aforesaid for its payment, such payment shall be held in trust for the ratable benefit of and shall be ratably paid over or delivered to the holders of TWI Senior Indebtedness remaining unpaid or unprovided for or the TWI Senior Indebtedness Representatives, as provided in the foregoing clause (ii), for application to the payment of all principal of, and premium, if any, and interest on, such TWI Senior Indebtedness remaining unpaid until all such TWI Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such TWI Senior Indebtedness.

         The provisions of this Section 11(b) and of Sections 12, 13, 14, 15 and 16 of this Supplemental Indenture No. 2 shall be inapplicable to the TWI Guarantee to the extent it guarantees Senior Debt of the Company with respect to which an indenture supplemental to the Base Indenture expressly states that such provisions are inapplicable to such guarantee.

         (c) Subordination of Additional AOL Time Warner Guarantee. Except as may be otherwise expressly stated in an indenture supplemental to the Base Indenture with respect to the guarantee of any Senior Debt of the Company, the Additional AOL Time Warner Guarantee is hereby expressly subordinated in right of payment, to the extent and in the manner provided in this Supplemental Indenture No. 2, to the prior payment in full in cash or cash equivalents of all AOL Time Warner Senior Indebtedness, and such subordination is for the benefit of the holders of AOL Time Warner Senior Indebtedness. Upon any payment or distribution of all or substantially all the assets of AOL Time Warner, whether voluntary or involuntary, or upon any reorganization, readjustment, arrangement or similar proceeding relating to AOL Time Warner or its property, whether or not AOL Time Warner is a party thereto and whether in bankruptcy, insolvency, receivership or similar proceedings, or upon any assignment by AOL Time Warner for the benefit of creditors or upon any other marshaling of the assets and liabilities of AOL Time Warner:

                  (i) all AOL Time Warner Senior Indebtedness shall first be paid in full in cash or cash equivalents, or provisions made for such payment by deposit thereof in trust with bank or banks (either theretofore acting as trustees under indentures pursuant to which AOL Time Warner Senior Indebtedness shall have been issued or duly appointed paying agents for the purpose), before any payment is made in respect of the Additional AOL Time Warner Guarantee;

                  (ii) any payment in respect of the Additional AOL Time Warner Guarantee to which the Holders of the Securities would be entitled except for the provisions of this Section shall be paid or delivered by AOL Time Warner or the liquidating trustee or agent or other Person making such payment, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly and ratably to the holders of AOL Time Warner Senior Indebtedness or the AOL Time Warner Senior Indebtedness Representatives (subject to any subordination of any class of AOL Time Warner Senior Indebtedness, by the provisions thereof, to any other class or classes of AOL Time Warner Senior Indebtedness), according to the aggregate amounts remaining unpaid on account of the principal of, and the premium, if any, and interest on, AOL Time Warner Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all AOL Time Warner Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such AOL Time Warner Senior Indebtedness; and

                  (iii) in the event that, notwithstanding the foregoing, any payment of any kind or character in respect of the Additional AOL Time Warner Guarantee shall be received by the

         Trustee or the Holders of the Securities before all AOL Time Warner Senior Indebtedness is paid in full, or provision made as aforesaid for its payment, such payment shall be held in trust for the ratable benefit of and shall be ratably paid over or delivered to the holders of AOL Time Warner Senior Indebtedness remaining unpaid or unprovided for or the AOL Time Warner Senior Indebtedness Representatives, as provided in the foregoing clause (ii), for application to the payment of all principal of, and premium, if any, and interest on, such AOL Time Warner Senior Indebtedness remaining unpaid until all such AOL Time Warner Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such AOL Time Warner Senior Indebtedness.

         The provisions of this Section 11(c) and of Sections 12, 13, 14, 15 and 16 of this Supplemental Indenture No. 2 shall be inapplicable to the Additional AOL Time Warner Guarantee to the extent it guarantees Senior Debt of the Company with respect to which an indenture supplemental to the Base Indenture expressly states that such provisions are inapplicable to such guarantee.

          (d) Subordination of Supplemental TBS Guarantee. Except as may be otherwise expressly stated in an indenture supplemental to the Base Indenture with respect to the guarantee of any Senior Debt of the Company, the Supplemental TBS Guarantee is hereby expressly subordinated in right of payment, to the extent and in the manner provided in this Supplemental Indenture No. 2, to the prior payment in full in cash or cash equivalents of all TBS Senior Indebtedness, and such subordination is for the benefit of the holders of TBS Senior Indebtedness. Upon any payment or distribution of all or substantially all the assets of TBS, whether voluntary or involuntary, or upon any reorganization, readjustment, arrangement or similar proceeding relating to TBS or its property, whether or not TBS is a party thereto and whether in bankruptcy, insolvency, receivership or similar proceedings, or upon any assignment by TBS for the benefit of creditors or upon any other marshaling of the assets and liabilities of TBS:

                  (i) all TBS Senior Indebtedness shall first be paid in full in cash or cash equivalents, or provisions made for such payment by deposit thereof in trust with bank or banks (either theretofore acting as trustees under indentures pursuant to which TBS Senior Indebtedness shall have been issued or duly appointed paying agents for the purpose), before any payment is made in respect of the Supplemental TBS Guarantee;

                  (ii) any payment in respect of the Supplemental TBS Guarantee to which the Holders of the Securities would be entitled except for the provisions of this Section shall be paid or delivered by TBS or the liquidating trustee or agent or other Person making such payment, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly and ratably to the holders of TBS Senior Indebtedness or the TBS Senior Indebtedness Representatives (subject to any subordination of any class of TBS Senior Indebtedness, by the provisions thereof, to any other class or classes of TBS Senior Indebtedness), according to the aggregate amounts remaining unpaid on account of the principal of, and the premium, if any, and interest on, TBS Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all TBS Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such TBS Senior Indebtedness; and

                  (iii) in the event that, notwithstanding the foregoing, any payment of any kind or character in respect of the TBS Guarantee shall be received by the Trustee or the Holders of the Securities before all TBS Senior Indebtedness is paid in full, or provision made as aforesaid for its payment, such payment shall be held in trust for the ratable benefit of and shall be ratably paid over or delivered to the holders of TBS Senior Indebtedness remaining unpaid or unprovided for or the TBS Senior Indebtedness Representatives, as provided in the foregoing clause (ii), for application to the payment of all principal of, and premium, if any, and interest on, such TBS Senior Indebtedness remaining unpaid until all such TBS Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such TBS Senior Indebtedness.

         The provisions of this Section 11(d) and of Sections 12, 13, 14, 15 and 16 of this Supplemental Indenture No. 2 shall be inapplicable to the Supplemental TBS Guarantee to the extent it guarantees Senior Debt of the Company with respect to which an indenture supplemental to the Base Indenture expressly states that such provisions are inapplicable to such guarantee.

          (e) Subordination of Supplemental TWCI Guarantee. Except as may be otherwise expressly stated in an indenture supplemental to the Base Indenture with respect to the guarantee of any Senior Debt of the Company, the Supplemental TWCI Guarantee is hereby expressly subordinated in right of payment, to the extent and in the manner provided in this Supplemental Indenture No. 2, to the prior payment in full in cash or cash equivalents of all TWCI Senior Indebtedness, and such subordination is for the benefit of the holders of TWCI Senior Indebtedness. Upon any payment or distribution of all or substantially all the assets of TWCI, whether voluntary or involuntary, or upon any reorganization, readjustment, arrangement or similar proceeding relating to TWCI or its property, whether or not TWCI is a party thereto and whether in bankruptcy, insolvency, receivership or similar proceedings, or upon any assignment by TWCI for the benefit of creditors or upon any other marshaling of the assets and liabilities of TWCI:

                  (i) all TWCI Senior Indebtedness shall first be paid in full in cash or cash equivalents, or provisions made for such payment by deposit thereof in trust with bank or banks (either theretofore acting as trustees under indentures pursuant to which TWCI Senior Indebtedness shall have been issued or duly appointed paying agents for the purpose), before any payment is made in respect of the Supplemental TWCI Guarantee;

                  (ii) any payment in respect of the Supplemental TWCI Guarantee to which the Holders of the Securities would be entitled except for the provisions of this Section shall be paid or delivered by TWCI or the liquidating trustee or agent or other Person making such payment, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly and ratably to the holders of TWCI Senior Indebtedness or the TWCI Senior Indebtedness Representatives (subject to any subordination of any class of TWCI Senior Indebtedness, by the provisions thereof, to any other class or classes of TWCI Senior Indebtedness), according to the aggregate amounts remaining unpaid on account of the principal of, and the premium, if any, and interest on, TWCI Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all TWCI Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such TWCI Senior Indebtedness; and

                  (iii) in the event that, notwithstanding the foregoing, any payment of any kind or character in respect of the TWCI Guarantee shall be received by the Trustee or the Holders of the Securities before all TWCI Senior Indebtedness is paid in full, or provision made as aforesaid for its payment, such payment shall be held in trust for the ratable benefit of and shall be ratably paid over or delivered to the holders of TWCI Senior Indebtedness remaining unpaid or unprovided for or the TWCI Senior Indebtedness Representatives, as provided in the foregoing clause (ii), for application to the payment of all principal of, and premium, if any, and interest on, such TWCI Senior Indebtedness remaining unpaid until all such TWCI Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such TWCI Senior Indebtedness.

         The provisions of this Section 11(e) and of Sections 12, 13, 14, 15 and 16 of this Supplemental Indenture No. 2 shall be inapplicable to the Supplemental TWCI Guarantee to the extent it guarantees Senior Debt of the Company with respect to which an indenture supplemental to the Base Indenture expressly states that such provisions are inapplicable to such guarantee.

         SECTION 12. (a) Default on AOL Time Warner Senior Indebtedness. Subject to the provisions of Section 13 hereof, in the event and during the continuation of any default in the payment of principal of, or premium, if any, or interest on, or other monetary obligation with respect to, any AOL Time Warner Senior Indebtedness beyond any applicable period of grace, or in the event that any event of default with respect to any AOL Time Warner Senior Indebtedness shall have occurred and be continuing, unless and until such default or event of default shall have been cured or waived or shall have ceased to exist, no payment shall be made by AOL Time Warner in respect of the AOL Time Warner Guarantee or the Additional AOL Time Warner Guarantee. Nothing contained in this Section or elsewhere in this Supplemental Indenture No. 2 shall, however, prevent the application by the Trustee of any moneys deposited with it hereunder by AOL Time Warner in respect of the AOL Time Warner Guarantee or the Additional AOL Time Warner Guarantee, if, at the time of such deposit, the Trustee did not have written notice of any event prohibiting the making of such deposit by AOL Time Warner.

                  AOL Time Warner shall give prompt written notice to the Trustee of any facts that would prohibit the making of any payment of moneys in respect of the AOL Time Warner Guarantee or the Additional AOL Time Warner Guarantee, including any dissolution, winding up, liquidation or reorganization of AOL Time Warner. Anything in this Section or elsewhere in this Supplemental Indenture No. 2 to the contrary notwithstanding, the Trustee shall not be charged with knowledge of the existence of any AOL Time Warner Senior Indebtedness or of any default or event of default with respect to any AOL Time Warner Senior Indebtedness or of any other facts that would prohibit the making of any payment of moneys hereunder, unless and until the Trustee shall have received notice in writing to that effect signed by an officer of AOL Time Warner or by a holder of AOL Time Warner Senior Indebtedness who shall have been certified by AOL Time Warner or otherwise established to the reasonable satisfaction of the Trustee to be such holder or by an AOL Time Warner Senior Indebtedness Representative.

         (b) Default on TWI Senior Indebtedness. Subject to the provisions of
Section 13 hereof, in the event and during the continuation of any default in the payment of principal of, or premium, if any, or interest on, or other monetary obligation with respect to, any TWI Senior Indebtedness beyond any applicable period of grace, or in the event that any event of default with respect to any TWI Senior


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

Indebtedness shall have occurred and be continuing, unless and until such default or event of default shall have been cured or waived or shall have ceased to exist, no payment shall be made by TWI in respect of the TWI Guarantee. Nothing contained in this Section or elsewhere in this Supplemental Indenture No. 2 shall, however, prevent the application by the Trustee of any moneys deposited with it hereunder by TWI in respect of the TWI Guarantee, if, at the time of such deposit, the Trustee did not have written notice of any event prohibiting the making of such deposit by TWI.

                  TWI shall give prompt written notice to the Trustee of any facts that would prohibit the making of any payment of moneys in respect of the TWI Guarantee, including any dissolution, winding up, liquidation or reorganization of TWI. Anything in this Section or elsewhere in this Supplemental Indenture No. 2 to the contrary notwithstanding, the Trustee shall not be charged with knowledge of the existence of any TWI Senior Indebtedness or of any default or event of default with respect to any TWI Senior Indebtedness or of any other facts that would prohibit the making of any payment of moneys hereunder, unless and until the Trustee shall have received notice in writing to that effect signed by an officer of TWI or by a holder of TWI Senior Indebtedness who shall have been certified by TWI or otherwise established to the reasonable satisfaction of the Trustee to be such holder or by a TWI Senior Indebtedness Representative.

         (c) Default on TBS Senior Indebtedness. Subject to the provisions of
Section 13 hereof, in the event and during the continuation of any default in the payment of principal of, or premium, if any, or interest on, or other monetary obligation with respect to, any TBS Senior Indebtedness beyond any applicable period of grace, or in the event that any event of default with respect to any TBS Senior Indebtedness shall have occurred and be continuing, unless and until such default or event of default shall have been cured or waived or shall have ceased to exist, no payment shall be made by TBS in respect of the Supplemental TBS Guarantee. Nothing contained in this Section or elsewhere in this Supplemental Indenture No. 2 shall, however, prevent the application by the Trustee of any moneys deposited with it hereunder by TBS in respect of the Supplemental TBS Guarantee, if, at the time of such deposit, the Trustee did not have written notice of any event prohibiting the making of such deposit by TBS.

                  TBS shall give prompt written notice to the Trustee of any facts that would prohibit the making of any payment of moneys in respect of the Supplemental TBS Guarantee, including any dissolution, winding up, liquidation or reorganization of TBS. Anything in this Section or elsewhere in this Supplemental Indenture No. 2 to the contrary notwithstanding, the Trustee shall not be charged with knowledge of the existence of any TBS Senior Indebtedness or of any default or event of default with respect to any TBS Senior Indebtedness or of any other facts that would prohibit the making of any payment of moneys hereunder, unless and until the Trustee shall have received notice in writing to that effect signed by an officer of TBS or by a holder of TBS Senior Indebtedness who shall have been certified by TBS or otherwise established to the reasonable satisfaction of the Trustee to be such holder or by a TBS Senior Indebtedness Representative.

         (d) Default on TWCI Senior Indebtedness. Subject to the provisions of
Section 13 hereof, in the event and during the continuation of any default in the payment of principal of, or premium, if any, or interest on, or other monetary obligation with respect to, any TWCI Senior Indebtedness beyond any applicable period of grace, or in the event that any event of default with respect to any TWCI Senior Indebtedness shall have occurred and be continuing, unless and until such default or event of default shall have been cured or waived or shall have ceased to exist, no payment shall be made by TWCI in respect of the Supplemental TWCI Guarantee. Nothing contained in this Section or elsewhere in this Supplemental Indenture No. 2 shall, however, prevent the application by the Trustee of any moneys deposited with it hereunder by TWCI in respect of the Supplemental TWCI Guarantee, if, at the time of such deposit, the Trustee did not have written notice of any event prohibiting the making of such deposit by TWCI.

                  TWCI shall give prompt written notice to the Trustee of any facts that would prohibit the making of any payment of moneys in respect of the Supplemental TWCI Guarantee, including any dissolution, winding up, liquidation or reorganization of TWCI. Anything in this Section or elsewhere in this Supplemental Indenture No. 2 to the contrary notwithstanding, the Trustee shall not be charged with knowledge of the existence of any TWCI Senior Indebtedness or of any default or event of default with respect to any TWCI Senior Indebtedness or of any other facts that would prohibit the making of any payment of moneys hereunder, unless and until the Trustee shall have received notice in writing to that effect signed by an officer of TWCI or by a holder of TWCI Senior Indebtedness who shall have been certified by TWCI or otherwise established to the reasonable satisfaction of the Trustee to be such holder or by a TWCI Senior Indebtedness Representative.

         SECTION 13. (a) Disputes with Holders of Certain AOL Time Warner Senior Indebtedness. Any failure by AOL Time Warner to make any payment on or perform any other obligation under AOL Time Warner Senior Indebtedness, other than any indebtedness incurred by AOL Time Warner or assumed or guaranteed, directly or indirectly, by AOL Time Warner for money borrowed (or any deferral, renewal, extension or refunding thereof) or any obligation as to which the provisions of this Section shall have been waived by AOL Time Warner in the instrument or instruments by which AOL Time Warner incurred, assumed, guaranteed or otherwise created such indebtedness or obligation, shall not be deemed a default or event of default under Section 12 hereof for so long as (a) AOL Time Warner shall be disputing its obligation to make such payment or perform such obligation and (b) either (i) such dispute shall not have resulted in a judgment against AOL Time Warner that shall have remained undischarged or unbonded and have remained in force for more than the applicable appeal period or (ii) in the event of such a judgment, AOL Time Warner shall in good faith be prosecuting an appeal or other proceeding for review and which a stay of execution shall have been obtained pending such appeal or review.

                  (b) Disputes with Holders of Certain TWI Senior Indebtedness. Any failure by TWI to make any payment on or perform any other obligation under TWI Senior Indebtedness, other than any indebtedness incurred by TWI or assumed or guaranteed, directly or indirectly, by TWI for money borrowed (or any deferral, renewal, extension or refunding thereof) or any obligation as to which the provisions of this Section shall have been waived by TWI in the instrument or instruments by which TWI incurred, assumed, guaranteed or otherwise created such indebtedness or obligation, shall not be deemed a default or event of default under Section 12 hereof for so long as (a) TWI shall be disputing its obligation to make such payment or perform such obligation and (b) either (i) such dispute shall not have resulted in a judgment against TWI that shall have remained undischarged or unbonded and have remained in force for more than the applicable appeal period or (ii) in the event of such a judgment, TWI shall in good faith be prosecuting an appeal or other proceeding for review and which a stay of execution shall have been obtained pending such appeal or review.

                  (c) Disputes with Holders of Certain TBS Senior Indebtedness. Any failure by TBS to make any payment on or perform any other obligation under TBS Senior Indebtedness, other than any indebtedness incurred by TBS or assumed or guaranteed, directly or indirectly, by TBS for money borrowed (or any deferral, renewal, extension or refunding thereof) or any obligation as to which the provisions of this Section shall have been waived by TBS in the instrument or instruments by which TBS incurred, assumed, guaranteed or otherwise created such indebtedness or obligation, shall not be deemed a default or event of default under Section 12 hereof for so long as (a) TBS shall be disputing its obligation to make such payment or perform such obligation and (b) either (i) such dispute shall not have resulted in a judgment against TBS that shall have remained undischarged or unbonded and have remained in force for more than the applicable appeal period or (ii) in the event of such a judgment, TBS shall in good faith be prosecuting an appeal or other proceeding for review and which a stay of execution shall have been obtained pending such appeal or review.

                  (d) Disputes with Holders of Certain TWCI Senior Indebtedness. Any failure by TWCI to make any payment on or perform any other obligation under TWCI Senior Indebtedness, other than any indebtedness incurred by TWCI or assumed or guaranteed, directly or indirectly, by TWCI for money borrowed (or any deferral, renewal, extension or refunding thereof) or any obligation as to which the provisions of this Section shall have been waived by TWCI in the instrument or instruments by which TWCI incurred, assumed, guaranteed or otherwise created such indebtedness or obligation, shall not be deemed a default or event of default under Section 12 hereof for so long as (a) TWCI shall be disputing its obligation to make such payment or perform such obligation and (b) either (i) such dispute shall not have resulted in a judgment against TWCI that shall have remained undischarged or unbonded and have remained in force for more than the applicable appeal period or (ii) in the event of such a judgment, TWCI shall in good faith be prosecuting an appeal or other proceeding for review and which a stay of execution shall have been obtained pending such appeal or review.

         SECTION 14. When Payment Must Be Paid Over. If a payment is made pursuant to the AOL Time Warner Guarantee, the Additional AOL Time Warner Guarantee, the TWI Guarantee, the Supplemental TBS Guarantee or the Supplemental TWCI Guarantee that because of Section 12 or 13 should not have been made to the Holders of the Securities, the Holders of Securities who receive the payment shall hold it in trust for holders of AOL Time Warner Senior Indebtedness, TWI Senior Indebtedness, TBS Senior Indebtedness or TWCI Senior Indebtedness, as the case may be, and pay it over to them as their interests may appear.

         SECTION 15. (a) Relative Rights under the AOL Time Warner Guarantee and the Additional AOL Time Warner Guarantee. This Section defines the relative rights of Holders of Securities with respect to the AOL Time Warner Guarantees, on the one hand, and holders of AOL Time Warner Senior Indebtedness, on the other. Nothing in this Indenture shall:

                  (i) impair, as between AOL Time Warner and Holders of Securities, the obligation of AOL Time Warner, which is absolute and unconditional, to make payment under the AOL Time Warner Guarantees when, as and if due pursuant to this Supplemental Indenture No. 2;

                  (ii) affect the relative rights of Holders of Securities and creditors of AOL Time Warner other than holders of AOL Time Warner Senior Indebtedness; or


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

                  (iii) prevent the Trustee or any Holder of Securities from exercising its available remedies with respect to the AOL Time Warner Guarantees, subject to the rights of holders of AOL Time Warner Senior Indebtedness to receive distributions otherwise payable to Holders of Securities.

         (b) Relative Rights under the TWI Guarantee. This Section defines the relative rights of Holders of Securities with respect to the TWI Guarantee and holders of TWI Senior Indebtedness. Nothing in this Indenture shall:

                  (i) impair, as between TWI and Holders of Securities, the obligation of TWI, which is absolute and unconditional, to make payment under the TWI Guarantee when, as and if due pursuant to this Supplemental Indenture No. 2;

                  (ii) affect the relative rights of Holders of Securities and creditors of TWI other than holders of TWI Senior Indebtedness; or

                  (iii) prevent the Trustee or any Holder of Securities from exercising its available remedies with respect to the TWI Guarantee, subject to the rights of holders of TWI Senior Indebtedness to receive distributions otherwise payable to Holders of Securities.

         (c) Relative Rights under the Supplemental TBS Guarantee. This Section defines the relative rights of Holders of Securities with respect to the Supplemental TBS Guarantee and holders of TBS Senior Indebtedness. Nothing in this Indenture shall:

                  (i) impair, as between TBS and Holders of Securities, the obligation of TBS, which is absolute and unconditional, to make payment under the Supplemental TBS Guarantee when, as and if due pursuant to this Supplemental Indenture No. 2;

                  (ii) affect the relative rights of Holders of Securities and creditors of TBS other than holders of TBS Senior Indebtedness; or

                  (iii) prevent the Trustee or any Holder of Securities from exercising its available remedies with respect to the Supplemental TBS Guarantee, subject to the rights of holders of TBS Senior Indebtedness to receive distributions otherwise payable to Holders of Securities.

         (d) Relative Rights under the Supplemental TWCI Guarantee. This Section defines the relative rights of Holders of Securities with respect to the Supplemental TWCI Guarantee and holders of TWCI Senior Indebtedness. Nothing in this Indenture shall:

                  (i) impair, as between TWCI and Holders of Securities, the obligation of TWCI, which is absolute and unconditional, to make payment under the Supplemental TWCI Guarantee when, as and if due pursuant to this Supplemental Indenture No. 2;

                  (ii) affect the relative rights of Holders of Securities and creditors of TWCI other than holders of TWCI Senior Indebtedness; or

                  (iii) prevent the Trustee or any Holder of Securities from exercising its available remedies with respect to the Supplemental TWCI Guarantee, subject to the rights of holders of TWCI Senior Indebtedness to receive distributions otherwise payable to Holders of Securities.

         SECTION 16. Subordination May Not Be Impaired by AOL Time Warner, TWI, TBS or TWCI. No right of any holder of AOL Time Warner Senior Indebtedness, TWI Senior Indebtedness, TBS Senior Indebtedness or TWCI Senior Indebtedness to enforce the subordination of the AOL Time Warner Guarantee, the Additional AOL Time Warner Guarantee, the TWI Guarantee, the Supplemental TBS Guarantee or the Supplemental TWCI Guarantee, respectively, shall be impaired by any act or failure to act by AOL Time Warner, TWI, TBS or TWCI or by their failure to comply with this Supplemental Indenture No. 2.

         SECTION 17. Reports. AOL Time Warner, TWI, TBS and TWCI shall file with the Trustee, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

         SECTION 18. Incorporation of Supplemental Indenture No. 2. This Supplemental Indenture No. 2 shall be construed as supplemental to the Base Indenture and shall form a part of it, and the Base Indenture is hereby incorporated by reference herein and each is hereby ratified, approved and confirmed.

         SECTION 19. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE NO. 2 SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         SECTION 20. Counterparts. This Supplemental Indenture No. 2 may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

         SECTION 21. Headings. The headings of this Supplemental Indenture No. 2 are for reference only and shall not limit or otherwise affect the meaning hereof.

         SECTION 22. Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company, AOL Time Warner, TWI, TBS and TWCI, and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee shall have no responsibility whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture No. 2.

         SECTION 23. Separability. In case any one or more or the provisions contained in this Supplemental Indenture No. 2 or in the Securities shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture No. 2 or of the Securities, but this Supplemental Indenture No. 2 and the Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 2 to be duly executed by their respective authorized officers as of the date first written above.

                                                AMERICA ONLINE, INC.



                                                By: /s/ Paul T. Cappuccio
                                                    ____________________________
                                                Name:  Paul T. Cappuccio
                                                Title: Exec. Vice President


                                                AOL TIME WARNER, INC.



                                                By: /s/ J. Michael Kelly
                                                    ____________________________
                                                Name:  J. Michael Kelly
                                                Title: Exec. Vice President and
                                                       Chief Financial Officer


                                                TIME WARNER INC.,



                                                By: /s/ Thomas W. McEnerney
                                                    ____________________________
                                                Name:  Thomas W. McEnerney
                                                Title: Vice President


                                                TURNER BROADCASTING SYSTEM, INC.



                                                By: /s/ Thomas W. McEnerney
                                                    ____________________________
                                                Name:  Thomas W. McEnerney
                                                Title: Vice President


                                                TIME WARNER COMPANIES, INC.,



                                                By: /s/ Thomas W. McEnerney
                                                    ____________________________
                                                Name:  Thomas W. McEnerney
                                                Title: Vice President

                                         STATE STREET BANK AND TRUST COMPANY, as
                                         Trustee



                                         By: /s/ Jill Olson
                                             ____________________________
                                         Name:  Jill Olson
                                         Title: Vice President









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